Exhibit 10.27

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Employment Agreement between Autoliv, Inc. and [—] (“Appointee”), dated as of [—] (the “Agreement”) was made and entered into on [—] day of [—], 2012.

1.	The Agreement is hereby amended by changing Clause 4 b of the Agreement regarding bonus level, which has been changed from 30% of base salary to 35% of base salary.

2.	Except as expressly amended hereby, the Agreement shall be and remain unchanged and the Agreement as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, Autoliv, Inc. has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

The Company:	The Appointee:
Autoliv Inc.

Mats Adamson	[—]
Group Vice President
Human Resources